As filed with the Securities and Exchange
Commission on August 1, 2003                        Registration No. 333-38026
==============================================================================

                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549
                         ---------------
                            FORM S-1/A
                  Post-effective Amendment No. 3

     Registration statement under the Securities Act of 1933

                      PACIFIC WEBWORKS, INC.
                 (Name of issuer in its charter)

                  Commission file No. 000-26731
                         ---------------


        Nevada                     7372                    87-0627910
(State of incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)     Identification No.)

                  180 South 300 West, Suite 400
                    Salt Lake City, Utah 84101
                          (801) 578-9020
(Address and telephone number of registrant's principal executive offices and principal place of business)

                   Christian Larsen, President
                  180 South 300 West, Suite 400
                    Salt Lake City, Utah 84101
                          (801) 578-9020
    (Name, Address and telephone number of agent for service)
                         ---------------

If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following boxes and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                         EXPLANATORY NOTE

     Pacific WebWorks, Inc. filed a registration statement on Form S-1 (Registration No. 333-38026) which originally registered 1,800,000 shares of Pacific WebWorks' common stock to be sold by the selling stockholders named in the registration statement. The offering was terminated on July 29, 2003. Pursuant to the undertaking in the registration statement, Pacific WebWorks is filing this post-effective amendment to deregister 600,000 shares of the originally registered shares that remain unsold as of the termination of the offering.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused the post-effective amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the city of Salt Lake City, state of Utah, on the 31st day of July 2003.


                         PACIFIC WEBWORKS, INC.
                         a Nevada Corporation


                            /s/ Christian R. Larsen
                     By: ____________________________________________________
                         Christian R. Larsen, President


     Pursuant to the requirements of the Securities Act of 1933, the post-effective amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                         /s/ Kenneth W. Bell
Date:  July 31, 2003     ____________________________________________________
                         Kenneth W.  Bell, Chief Executive Officer
                         and Director


                         /s/ Christian R. Larsen
Date: July 31, 2003      _____________________________________________________
                         Christian R. Larsen, Director


                         /s/ Daniel W. Jackson
Date: July 31, 2003      _____________________________________________________
                         Daniel W. Jackson, Director


                         /s/ Thomas R. Eldredge
Date: July 31, 2003      _____________________________________________________
                         Thomas R. Eldredge, Secretary/Treasurer and
                         Chief Financial Officer